UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2015 (August 11, 2015)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	47-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Barksdale
Newark, DE 19711

 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(302) 709-1822

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2015 (“Effective Date”), Accurexa, Inc. (“Company”) entered into an exclusive license agreement (“ACL License”) with Accelerating Combination Therapies LLC (“ACL”) in regards to the exclusive licensing of the issued U.S. Patent No. 8,895,597 B2 Combination of Local Temozolomide with Local BCNU (“Patent Rights”).  ACL is beneficially owned by the original Patent Rights holders and Inventors Violette Renard Recinos, Betty Tyler, Sarah Brem Sunshine and Henry Brem (“Inventors”) who assigned the Patent Rights to ACL.  Henry Brem is the Harvey Cushing Professor of Neurosurgery, Director of the Department of Neurosurgery, and Neurosurgeon-in-Chief at The Johns Hopkins University, and invented and developed Gliadel® wafers to deliver local chemotherapy to brain tumors.  Betty Tyler is Associate Professor of Neurosurgery at Johns Hopkins University.  Violette Renard Recinos is a Neurosurgeon at the Cleveland Clinic.

The Patent Rights relate to formulations for chemotherapy, especially of brain tumors such as gliomas.  They claim a composition for treating an individual with a solid tumor comprising a combination of BCNU and temozolomide in a pharmaceutically acceptable polymeric carrier for sustained local administration of an effective amount of BCNU and temozolomide to reduce tumor size or prolong survival of the individual with greater efficacy or reduced systemic side effects as compared to administration of either BCNU or temozolomide systemically (“Invention”).

Under the ACL License, the Company obtained rights to develop and commercialize the Patent Rights, and has been granted the right to sublicense to third parties. The ACL License requires the Company to initiate a first human clinical trial within 30 months and to pay ACL royalties and other consideration which includes (i) a license issue fee of 1,000,000 shares of the Company’s common stock to be issued within 6 months after the Effective Date; (ii) reimbursement of past patent expenses of $19,392; (iii) license maintenance fees of $8,000 annually until the first commercial sale; (iv) running royalties of 4% of net sales; and (v) certain minimum annual royalties and milestone payments.  The ACL License remains in effect from the Effective Date until expiration of the Patent Rights.  For a full description of payment obligations and the ACL License itself, the license agreement is filed and can be reviewed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits

10.17

Exclusive License Agreement with Accelerating Combination Therapies LLC, dated as of August 11, 2015.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: August 12, 2015	By: /s/ George Yu
Name: George Yu
Title: President & CEO